THE CIT GROUP/SALES FINANCING, INC.

                        CERTIFICATE OF SERVICING OFFICER

      The undersigned certifies that he is a Vice President of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such he is duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 4.09 of the Sale and Servicing Agreement, dated as of February 1, 1999 (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II, The CIT Marine Trust 1996-A and CIT Marine Trust 1999-A, (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

      1. The Monthly Report for the period from December 1, 2000 to December 31,2000 attached to this certificate is complete and accurate in accordance with the requirements of Section 4.09 and 5.08 of the Agreement; and

      2. As of the date hereof, no Event of Termination or event that with notice of lapse of time or both would become an Event of Termination has occured.

      IN WITNESS WHEREOF, the undersigned has affixed hereunto his signature this 12th day of January 2000.


                                           THE CIT GROUP/SALES FINANCING, INC.

                                            By: /s/ Frank Garcia
                                               --------------------------------
                                               Name:  Frank Garcia
                                               Title: Vice President

                             CIT MARINE TRUST 1999-A

                            MONTHLY SERVICER'S REPORT




                                                                                          Due Period                       12/31/99
                                                                                          Determination Date                1/12/00
                                                                                          Distribution Dase                 1/18/00


I.     All Payments on the Contracts                                                                                  13,281,252.32
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                               110,558.33
III.   Repurchased Contracts                                                                                                   0.00
IV.    Investment Earnings on Collection Account                                                                           2,068.10
V.     Servicer Monthly Advances                                                                                         551,666.20
VI.    Reimbursement of prior Monthly Advances                                                                          -531,730.93
VII.   Insurer Deposits                                                                                                        0.00
VIII.  Release of the Additional Enhancement Requirement Sub-Account                                                           0.00
IX.    Incorrect Deposits                                                                                                      0.00

Total available amount in Collection Account                                                                         $13,413,814.02
                                                                                                                     ==============

Draws from the Reserve Account                                                                                                 0.00
Draws on the Note Insurance Policy                                                                                             0.00
Draws on the Certificate Insurance Policy                                                                                      0.00

Total Distribution                                                                                                   $13,413,814.02


DISTRIBUTION AMOUNTS                                                     Cost per $1000
-------------------------------------                                 --------------------

1.   (a)  Class A-1 Note Interest Distribution                                                  780,190.9
     (b)  Class A-1 Note Primary Principal Distribution                                      8,688,356.27
     (c)  Class A-1 Additional Principal Distribution Amount                                   130,231.97
                Aggregate Class A-1 Note Distribution                     29.53470511                                  9,598,779.16

2.   (a)  Class A-2 Note Interest Distribution                                                 865,166.67
     (b)  Class A-2 Note Primary Principal Distribution                                              0.00
     (c)  Class A-2 Additional Principal Distribution Amount                                         0.00
                Aggregate Class A-2 Note Distribution                      4.83333335                                    865,166.67

3.   (a)  Class A-3 Note Interest Distribution                                                 570,375.00
     (b)  Class A-3 Note Primary Principal Distribution                                              0.00
     (c)  Class A-3 Additional Principal Distribution Amount                                         0.00
                Aggregate Class A-3 Note Distribution                      4.87500000                                    570,375.00

4.   (a)  Class A-4 Note Interest Distribution                                                 537,156.25
     (b)  Class A-4 Note Primary Principal Distribution                                              0.00
     (c)  Class A-4 Additional Principal Distribution Amount                                         0.00
                Aggregate Class A-4 Note Distribution                      5.20833333                                    537,156.25

5.   (a)  Certificate Interest Distribution                                                     49,502.05
     (b)  Certificate Primary Principal Distribution                                            87,761.17
     (c)  Certificate Additional Principal Amount                                                    0.00
                Aggregate  Certificate Distribution                       12.44661574                                    137,263.22

6.    Insurance Fee, including accrued and unpaid amounts                                                                 65,306.27

7.    Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                        0.00
             (b)  Certificate Insurance Policy                                                                                 0.00

8.    Lender Fees                                                                                                         21,926.04

9.    Servicing Fee                                                                                                      247,772.15

10.   Deposits to the Additional Enhancement Sub-Account                                                                 117,221.31

11.   Deposits to the Reserve Account                                                                                  1,252,847.95

Total Distribution
                                                                                                                     $13,413,814.02
                                                                                                                     ==============

              INTEREST
-------------------------------------

1. Current Interest Requirement
    (a) Class A-1 Notes  @    5.450%                                                           780,190.92
    (b) Class A-2 Notes  @    5.800%                                                           865,166.67
    (c) Class A-3 Notes  @    5.850%                                                           570,375.00
    (d) Class A-4 Notes  @    6.250%                                                           537,156.25

                Aggregate Interest on Class A Notes                                                                    2,752,888.84

        (e) Certificate @     6.200%                                                                                      49,502.05

2. Remaining Interest Shortfall
    (a) Class A-1 Notes                                                                              0.00
    (b) Class A-2 Notes                                                                              0.00
    (c) Class A-3 Notes                                                                              0.00
    (d) Class A-4 Notes                                                                              0.00

    (e) Certificate                                                                                  0.00

3. Total Distribution of Interest                                        Cost per $1000
                                                                      --------------------
        (a) Class A-1 Notes                                                2.40058745          780,190.92
        (b) Class A-2 Notes                                                4.83333335          865,166.67
        (c) Class A-3 Notes                                                4.87500000          570,375.00
        (d) Class A-4 Notes                                                5.20833333          537,156.25

                Total Aggregate Interest on Class A Notes                                                              2,752,888.84

        (e) Certificate                                                    4.48869693                                     49,502.05


             PRINCIPAL
-------------------------------------


                                                                            No. of Contracts
                                                                        ----------------------

1. Stated Principal Collected                                                                3,688,026.40
2. Principal Prepayments                                                      176            4,977,532.71
3. Liquidation Proceeds                                                        8               110,558.33
4. Repurchased Contracts                                                       0                     0.00

     Total Primary Principal Distribution Amount                                                                       8,776,117.44

5. Additional Principal Distribution Amount                                                                              130,231.97

6. Principal Balance before giving effect to Principal Distributions                          Pool Factor
                                                                                              -----------
        (a) Class A-1 Notes                                                                    0.52856971            171,785,157.35
        (b) Class A-2 Notes                                                                    1.00000000            179,000,000.00
        (c) Class A-3 Notes                                                                    1.00000000            117,000,000.00
        (d) Class A-4 Notes                                                                    1.00000000            103,134,000.00

        (e) Certificate                                                                        0.86878008              9,581,042.24

7.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00

        (e) Certificate                                                                                                        0.00


8.   Principal Distributions                                            Cost per $1000
                                                                      --------------------
        (a) Class A-1 Notes                                               27.13411766                                  8,818,588.24
        (b) Class A-2 Notes                                                0.00000000                                          0.00
        (c) Class A-3 Notes                                                0.00000000                                          0.00
        (d) Class A-4 Notes                                                0.00000000                                          0.00

        (e) Certificate                                                    7.95791880                                     87,761.17


9.   Principal Balance after giving effect to Principal Distributions                         Pool Factor
                                                                                              -----------
        (a) Class A-1 Notes                                                                    0.50143560            162,966,569.11
        (b) Class A-2 Notes                                                                    1.00000000            179,000,000.00
        (c) Class A-3 Notes                                                                    1.00000000            117,000,000.00
        (d) Class A-4 Notes                                                                    1.00000000            103,134,000.00

        (e) Certificate                                                                        0.86082216              9,493,281.07

          RESERVE ACCOUNT
-------------------------------------                                                                                  Additional
                                                                                  Loan                 Excess          Enhancement
 1.  Activity                                                                  Sub-Account          Sub-Account        Sub-Account
                                                                          --------------------------------------------------------
    (a)  Opening Balance                                                      23,538,252.83                0.00        674,536.24
    (b)  Deposits                                                                      0.00        1,252,847.95        117,221.31
    (c)  Investment Earnings                                                     132,900.66                0.00          3,451.76
    (d)  Distributions                                                          -627,203.06       -1,252,847.95              0.00
                                                                          --------------------------------------------------------
    (e)  Ending Balance                                                       23,043,950.43                0.00        795,209.31


                                                                                                                        Additional
                                                                                  Loan                 Excess           Enhancement
                                                                               Sub-Account          Sub-Account         Sub-Account
                                                                          --------------------------------------------------------
2.  Distributions from the Reserve Account
    (a)  Draws to the Note Distribution Account                                  0.00                0.00                    0.00
    (b)  Draws to the Certificate Distribution Account                           0.00                0.00                    0.00
    (c)  Release to the Collection Account                                       0.00                0.00                    0.00
    (d)  Distribution to Lender                                            627,203.06                0.00                    0.00
    (e)  Distribution to Affiliated Owner                                        0.00        1,252,847.95                    0.00

                                                                          --------------------------------------------------------
Total Distributions from the Reserve Account                               627,203.06        1,252,847.95                    0.00



             POOL DATA
-------------------------------------
                                                                                                   Aggregate
                                                                          No. of Contracts        Pool Balance
                                                                          ----------------        ------------

1.   Pool Stated Principal Balance as of          12/31/99                  19,490            580,783,377.18

2.   Delinquency Information                                                                                  % of Pool Balance
                                                                                                              -----------------
              (a) 31-59 Days                                                   345              8,363,524.51        1.440%
              (b) 60-89 Days                                                    96              1,760,518.74        0.303%
              (c) 90-119 Days                                                   73              2,389,690.30        0.411%
              (d) 120-180 Days                                                 101              2,970,027.84        0.511%
              (d) 181 Days +                                                    54              1,574,036.66        0.271%

3.   Contracts Repossessed during the Due Period                                 8                155,296.27

4.   Current Repossession Inventory                                             42                803,400.28

5.   Net Liquidation Losses for the related Due Period
       (a)  Principal Balance of Liquidated Contracts                            8                240,790.30
       (b)  Net Liquidation Proceeds on any Liquidated Contracts                                  110,558.33
                                                                                           -----------------
       Total  Net Liquidation Losses for the related Due Period                                                        130,231.97

6.   Cumulative Net Losses on all Liquidated Receivables                        60                                     891,285.41

7.   Weighted Average Contract Rate of all Outstanding Contracts                                                            9.474%

8.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                             157.621

9.   Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                    184.852



          TRIGGER ANALYSIS
-------------------------------------

Due Periods                                                             Excess Collections        Pool Balance
-----------                                                             ------------------        ------------
Current                                                          Dec-99       1,383,079.92      580,783,377.18
Prior Month                                                      Nov-99       1,684,381.15      589,689,726.59
Second Prior Month                                               Oct-99       1,331,834.15      599,369,742.96

Sum of Excess Collections                                                     4,399,295.22

Annualized (x4)                                                              17,597,180.88

Average Pool Balance                                                                            589,947,615.58

Net Yield                                                                                               2.9828%

Net Yield trigger level.                                                                                1.0000%

                Net Yield trigger in effect ?                                                               NO

         CREDIT ENHANCEMENT
-------------------------------------

Required Enhancement

  Available Reserve Amount for the next Distribution Date
    (Initally 27,568,581 to a floor of 7,351,622.)                                                       23,043,950.43

  Overcollateralization after the application of all the Principal Distributions
   (Initally zero to be increased to  9,189,527.)                                                         9,189,527.00
                                                                                                         -------------
     Credit enhancement available for the next Distribution Date                                         32,233,477.43      5.55%

     Required Enhancement (5.55% of the current Pool Balance to a floor of 16,541,149.)                  32,233,477.43      5.55%


Additional Credit Enhancement                                                    Balance                   Enhancement    Percentage

  More than 180 days delinquent                                                    1,574,036.66             393,509.17        25%

  Repossession Inventory                                                             803,400.28             401,700.14        50%
                                                                              ----------------------------------------

     Total Additional Enhancement                                                                           795,209.31

Amount on deposits in the Additional Enhancement Sub-Account                                                795,209.31

           MISCELLANEOUS
-------------------------------------
1.  Monthly Servicing Fees                                                                                                247,772.15

2.  Servicer Advances                                                                                                     551,666.20

3.  Reserve Account Loan Activity
      (a)  Distribution on Loan:
                Interest                                                                                    154,826.70
                Principal                                                                                   494,302.40
                      Total P&I                                                                                           649,129.10

      (b)  Beginning Loan Balance                                                                                      23,538,252.83
      (c)  Principal Payment                                                                                              494,302.40
      (d)  Ending Loan Balance                                                                                         23,043,950.43